HealthEquity Announces Record HSA Sales Outlook,
Presentation at J.P. Morgan Healthcare Conference
Draper, Utah – (GLOBE NEWSWIRE) – January 9, 2023 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest health savings account (“HSA") custodian, today announced estimates of HSAs, HSA assets and total accounts for its fiscal year ending January 31, 2023, reflecting record new openings and custodial asset growth.
-Estimated HSAs are expected to be approximately 8 million by January 31, 2023, up from 7.2 million a year earlier.
-Estimated HSA assets are expected to be approaching $22 billion, up from $19.6 billion at the end of fiscal year 2022. Invested balances are subject to market fluctuation.
-Estimated total accounts are expected to be approaching 15 million compared to 14.4 million at the end of fiscal year 2022, not including suspended commuter accounts.
The Company estimates that it will end its fiscal 2023 year with more than 120,000 employer clients and over 200 network partners consisting of integrated health and retirement plan partners, brokers and benefit advisors.
Commenting on the results, Jon Kessler, President and CEO said, “Team Purple and our partner ecosystem are on track to deliver back-to-back record-breaking sales years with approximately 950,000 new HSAs from sales this year. We look forward to finishing fiscal year 2023 strong as we welcome many new members to HealthEquity. Increasing member HSA assets and rising interest rates are expected to drive continued growth for fiscal 2024 and beyond.”
HealthEquity will discuss these results and estimates during a presentation by Jon Kessler, President and CEO, at the 41st Annual J.P. Morgan Healthcare Conference on Wednesday, January 11, 2023, at 9:45 am Pacific Time in the Borgia Room of the St. Francis Hotel.
A live audio webcast of the presentation along with a copy of the presentation slides will be available and archived on HealthEquity’s investor relations website at http://ir.healthequity.com.

About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com